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                                                                    EXHIBIT 21.1


                SUBSIDIARIES OF UNITED ARTISTS THEATRE COMPANY
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Name                                                    State of Incorporation
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United Artists Theatre Circuit, Inc.                    Maryland
United Artists Realty Company                           Delaware